UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2016

Arrhythmia Research Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2016, Arrhythmia Research Technology, Inc. and its wholly owned subsidiary, Micron Products, Inc. (collectively, the “Company”) entered into a Fifth Amendment to the Loan and Security Agreement with its Massachusetts based bank (the “Fifth Amendment”), a Commercial Term Promissory Note (the “Term Note”) and a Commercial Equipment Line of Credit Promissory Note (the “Line of Credit Note”).  The terms and conditions outlined herein are merely summaries and subject to the full text of the Fifth Amendment.

Pursuant to the transaction, the Company refinanced and consolidated its outstanding commercial term loan, three equipment term loans and $500,000 from the revolver to create a single Term Note in the principal amount of $2,481,943.  The Term Note has a five year term with a maturity date of November 2021.  The interest rate on the Term Note is a fixed rate of 4.65% per annum and is payable in equal monthly installments of $46,512, consisting of both principal and interest.

In addition, pursuant to the Fifth Amendment, the Company obtained a new equipment line of credit.  The equipment line of credit provides for advances up to $1.0 million that shall not exceed 80% of the invoice amount of the equipment being purchased by the Company.  The term of the equipment line of credit is six years, maturing on November 15, 2022, inclusive of a maximum one year draw period.  The Equipment Line of Credit Note requires interest only payments based on the floating Prime Rate plus 0.25%.  The equipment line of credit converts to a five-year term loan upon the earlier of November 2017 or when the $1.0 million line is fully drawn upon. The term loan will require monthly payments of principal and interest at a fixed rate equal to the greater of 4.25% or the Federal Home Loan Bank of Boston 5-year amortizing rate as of the date of the conversion.

An anticipated $500,000 over-advance feature is anticipated to be added to the refinancing upon receipt of approval of a working capital guarantee program through a Massachusetts economic development and finance agency.

The bank facility contains both financial and non-financial covenants which are substantially similar to the preexisting covenants.  The financial covenants include maintaining certain debt coverage and leverage ratios. The non-financial covenants relate to various matters including notice prior to executing further borrowings and security interests, mergers or consolidations, acquisitions, guarantees, sales of assets other than in the normal course of business, leasing, changes in ownership and payment of dividends. The bank has a security interest in all operating assets of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 21st day of November 2016.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By:	/s/ Derek T. Welch
Derek T. Welch
Chief Financial Officer
(principal financial and accounting officer)